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                                                                    EXHIBIT 23.5

                CONSENT OF WESSELS, ARNOLD & HENDERSON, L.L.C.

We hereby consent to the inclusion in the Proxy Statement/Prospectus of NetStar, Inc. and Ascend Communications, Inc., forming part of this Registration Statement on Form S-4, of our opinion dated May 30, 1996, to the Board of Directors of NetStar, Inc. attached as Annex B to such Proxy Statement/Prospectus and to the references of our opinion under the captions "Summary--Opinion of Financial Advisor to NetStar" and "The Merger--Opinion of Financial Advisor to NetStar." In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                    WESSELS, ARNOLD & HENDERSON, L.L.C.

                                    By:  /s/ Bryson Hollimon
                                         -------------------
                                          Managing Director

                                    Dated July 11, 1996